EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of January 11, 2013 (the “Effective Date”), is by and between Plaza Missouri Acquisition, Inc., a Missouri corporation (“Assignor”), and Laclede Gas Company, a Missouri corporation (“Assignee”).
WHEREAS, Southern Union Company (“Seller”), Assignor and, for the limited purposes set forth therein, The Laclede Group, Inc. entered into (i) that certain Purchase and Sale Agreement (the “PSA”), dated as of December 14, 2012, and (ii) that certain Employee Agreement, dated December 14, 2012 (the “Employee Agreement”); and
WHEREAS, Assignor has agreed to assign all of its rights, title and interests in, and Assignee has agreed to assume all of Assignor's duties and obligations under, the PSA and the Employee Agreement (together, the “Assigned Contracts”).
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Assignment and Assumption. Assignor hereby assigns, grants, conveys and transfers to Assignee all of Assignor's right, title and interest in and to the Assigned Contracts. Assignee hereby accepts such assignment and assumes all of Assignor's duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Assigned Contracts accruing on and after the Effective Date.

2.General Provisions. The provisions of Article XIII of the PSA shall apply equally to this Agreement to the extent applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

PLAZA MISSOURI ACQUISITION, INC.

By:	/s/ Mary Kullman
Name: Mary Kullman
Title: Corporate Secretary

LACLEDE GAS COMPANY

By:	/s/ Steven Rasche
Name: Steven Rasche
Title: Chief Financial Officer

[Signature Page - Assignment and Assumption Agreement]